SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

              __________________________________________


                               FORM 8-K

                            CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE

                    SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported) April 26, 2000


                       FirstFed Financial Corp.
        (Exact name of registrant as specified in its charter)



Delaware                               1-9566                       95-4087449
(State of Incorporation)       (Commission File No.)             (IRS Employer
                                                            Identification No.)



401 Wilshire Boulevard, Santa Monica, California,                   90401-1490
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code             (310) 319-6000



Total number of pages is 4
Index to Exhibit is on Page 3.

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Item 5.  Other Events.

On April 26, 2000, the registrant, FirstFed Financial Corp., issued a press release. A copy of this press release is attached and incorporated herein as
Exhibit 99.

Item 7.  Financial Statements and Exhibits

      a)   Financial Statements of businesses acquired.

           Not applicable.

      b)   Pro forma financial information.

           Not applicable.

      c)   Exhibits

           99.  Press release dated April 26, 2000.



                          S I G N A T U R E S

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               FIRSTFED FINANCIAL CORP.




Dated:  April 26, 2000              By:  BABETTE E. HEIMBUCH
                                         Babette E. Heimbuch
                                         President and Chief
                                         Executive Officer



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                           INDEX TO EXHIBITS

Item                                                          Page

99                   Press Release dated April 26, 2000            4


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        FIRSTFED REPORTS RESULTS FOR THE FIRST QUARTER OF 2000

      Santa Monica, California, April 26, 2000 --FirstFed Financial Corp. (NYSE-FED), parent company of First Federal Bank of California, today announced net earnings of $8.8 million or 49 cents per share of common stock for the first quarter of 2000, compared to $8.9 million or 43 cents per share for the first quarter of 1999. Quarterly earnings were slightly less than last year due to decreases in the following: loan and other fees, gain on sale of loans, and real estate operations. An increase in net interest income and a decline
in non-interest expense somewhat offset the decreases.   All
per-share earnings are presented on a diluted basis.

      The Company's general valuation allowance was $71.1 million or 1.99% of loans and real estate owned as of March 31, 2000, compared to $69.1 million or 2.34% at March 31, 1999. Non-performing assets were 0.36% of total assets as of March 31, 2000 compared to 0.55% of total assets as of March 31, 1999.

      The Company did not record a provision for loan losses during the first quarter of 2000 or for the comparable 1999 period. The Company recorded net recoveries of $567 thousand during the first quarter of 2000 compared to charge-offs, net of recoveries of $449 thousand during the first quarter of 1999.

      The ratio of non-interest expense to average assets decreased to 1.24% for the first quarter of 2000 from 1.32% for the comparable
1999 period. The ratio decreased due to growth in average assets, and a decline in incentive-based compensation.

      On March 31, 2000, First Federal Bank of California acquired two retail savings branches from Fidelity Federal Bank. In the transaction, First Federal Bank assumed $168.5 million in branch deposits and acquired $125.2 million in multi-family residential mortgage loans. Goodwill totaling $10.4 million resulted from the purchase. One existing First Federal branch will be closed during the third quarter of 2000 and consolidated with one of the acquired Fidelity branches. This will bring the total retail branch network to 25 branches.

      The total loan portfolio (including mortgage-backed securities) increased by $215.3 million during the first quarter of 2000. The increase during the first quarter of 2000 is attributable to the loan purchases mentioned above plus loan originations of $214.0 million, offset by loan sales and principal amortization.

      The Company repurchased 666,700 shares of its common stock at an
average price of $12.49 during the first quarter of 2000.   As of
March 31, 2000, 1,043,816 shares remain eligible for repurchase under the Company's authorized repurchase program.

      At March 31, 2000, First Federal Bank met the capital requirements necessary to be deemed "well-capitalized" for regulatory capital purposes. It has 26 full-service retail banking offices and 4 retail loan offices.


                     KEY FINANCIAL RESULTS FOLLOW

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


                        FIRSTFED FINANCIAL CORP.
                            AND SUBSIDIARY
            CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
             (Dollars in thousands, except per share data)
                              (Unaudited)


                                               March 31,      December 31,
ASSETS                                           2000             1999____

Cash and cash equivalents                     $  59,812       $   101,807
Investment securities,
available-for-sale (at fair value)              151,403           151,195
Mortgage-backed securities,
available-for-sale (at fair value)              406,271           428,641
Loans receivable, held-for-sale
(fair value of $1,585 and $2,324)                 1,581             2,303
Loans receivable, net                         3,296,665         3,058,244
Accrued interest and dividends receivable        23,482            21,825
Real estate                                       2,545             2,236
Office properties and equipment, net             11,620            11,745
Investment in Federal Home Loan Bank
 (FHLB) stock, at cost                           72,714            71,722
Other assets                                     16,100             6,787
                                            $ 4,042,193        $3,856,505


LIABILITIES

Deposits                                     $2,208,143       $2,061,357
FHLB advances and other borrowings            1,229,000        1,169,000
Securities sold under agreements to
repurchase                                      332,546          363,635
Accrued expenses and other liabilities           43,361           31,380

                                              3,813,050        3,625,372

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, par value $.01 per share;
 authorized 100,000,000 shares; issued 23,274,263
 and 23,269,051 shares, outstanding
 17,361,573 and 18,023,061 shares                    233            233
Additional paid-in capital                        31,598         31,561
Retained earnings - substantially restricted     283,782        274,946
Loan to employee stock ownership plan             (1,783)        (1,759)
Treasury stock, at cost,
 5,912,690 and 5,245,990 shares                  (73,896)       (65,568)
Accumulated other comprehensive loss,
 net of taxes                                    (10,791)        (8,280)
                                                 229,143        231,133
                                              $4,042,193     $3,856,505

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

                FIRSTFED FINANCIAL CORP. AND SUBSIDIARY
   CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE EARNINGS
             (Dollars in thousands, except per share data)
                              (Unaudited)
                                               Three Months Ended
                                                    March  31,
                                               2000             1999
Interest income:
  Interest on loans                          $ 61,126       $  54,007
  Interest on mortgage-backed securities        6,142           7,609
  Interest and dividends on investments         3,834           3,121
    Total interest income                   _  71,102          64,737
Interest expense:
  Interest on deposits                         23,130          22,664
  Interest on borrowings                       21,992          16,908
    Total interest expense                     45,122          39,572

Net interest income                            25,980          25,165
Provision for loan losses                           -               -
Net interest income
  after provision for losses                   25,980          25,165

Other income:
  Loan fees                                       383             679
   Loan servicing fees                            355             606
   Gain (loss) on sale of loans                   (35)            583
  Real estate operations, net                     (38)            302
   Other operating income                       _1,060            963
    Total other income                           1,725          3,133

Non-interest expense:
  Compensation                                   6,630          6,990
  Occupancy                                      1,956          1,898
  Goodwill amortization                             26            121
  Other expenses                                 3,633          3,579
    Total non-interest expense                  12,245         12,588

Earnings before income taxes                    15,460         15,710
Income tax provision                             6,625          6,795
Net earnings                                  $  8,835         $8,915

Other comprehensive earnings (loss)
  unrealized gain (loss) on securities
  available-for-sale, net of taxes              (2,511)           626
Comprehensive earnings                      $    6,324       $  9,541

Earnings per share

  Basic                                          $0.50       $   0.43
  Diluted                                        $0.49       $   0.43

Weighted average shares outstanding
  Basic                                     17,819,996     20,553,809
  Diluted                                   17,930,138     20,715,099



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              KEY FINANCIAL RESULTS ARE HIGHLIGHTED BELOW

                                          Quarter Ended March  31,
                                            2000             __ 1999__

                                (Dollars in thousands, except per share data)
   End of period:
       Total assets                       $4,042,193         $ 3,964,891
       Cash and securities                $  211,215         $   531,084
       Mortgage-backed securities         $  406,271         $   525,937
       Loans                              $3,298,246         $ 2,785,158
       Goodwill                           $   11,242         $     1,179
       Deposits                           $2,208,143         $ 2,155,879
       Borrowings                         $1,561,546         $ 1,527,531
       Stockholders' equity               $  229,143         $   235,794
       Book value per share               $    13.20         $     12.14
       Stock price (period-end)           $    13.25         $     16.06
       Total loan servicing portfolio     $4,024,333         $ 3,836,554
       Loans serviced for others          $  359,980         $   424,599
       % of Adjustable mortgages               92.49%              94.52%
    Other data:
        Employees (full-time equivalent)         459                 478
       Branches                                   26                  24
       Loan Offices                                4                   6

                                                 Quarter Ended March  31,___
                                             2000               1999____
                                          (Dollars in thousands)

Asset quality:
  Real estate (foreclosed)                $    2,511         $     5,718
  Non-accrual loans                       $   11,861         $    16,056
  Non-performing assets                   $   14,372         $    21,774
  Non-performing assets to total
  assets                                        0.36%               0.55%
  General valuation allowance(GVA)        $   71,097         $    69,144
   GVA to assets with loss exposure*            1.99%               2.34%
  Loans sold with recourse                $  163,698         $   199,170
   GVA for loans sold with recourse       $   12,824         $    12,824
   GVA to loans sold with recourse              7.83%               6.44%
   Modified loans (not impaired)          $      921         $     5,007
   Impaired loans, net                    $   11,726         $    15,231
   Allowance for impaired loans           $    2,371         $     5,901

Capital ratios:
  Tangible capital ratio                        5.52%               7.07%
  Core capital ratio                            5.52                7.07
  Risk-based capital ratio                     11.00               14.50
  Net worth to assets ratio                     5.67                5.95

Loan originations and purchases            $ 339,198         $   195,246
Net interest income                        $  25,980         $    25,165


* Primarily the Bank's loans receivable



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                                           Quarter Ended March 31,
                                            2000             1999  _
                                              (Dollars in thousands)


Selected ratios:
   Expense ratios:
     Efficiency ratio                         44.14%              45.92%
     Expense-to-average-assets ratio           1.24                1.32
   Return on average assets                    0.89                0.93
   Return on average equity                   15.36               14.47
Yields earned and rates paid:
   Average yield on loans and
      mortgage-backed securities               7.59%               7.47%
   Average yield on investment portfolio       6.17                4.93
   Average yield on all interest-
      earning assets                           7.52                7.33
   Average rate paid on deposits               4.49                4.27
   Average rate paid on borrowings             5.89                5.61
   Average rate paid on all interest-
      bearing liabilities                      5.08                4.75
   Interest rate spread                        2.44                2.58
   Effective net spread                        2.63                2.74